Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010 combines the historical consolidated statements of operations of Hercules Offshore Inc. (“Hercules”) and Seahawk Drilling, Inc. (“Seahawk”), giving effect to the acquisition as if it had occurred as of the beginning of the periods presented. The unaudited pro forma condensed combined balance sheet as of March 31, 2011 combines the historical consolidated balance sheets of Hercules and Seahawk giving effect to the acquisition as if it had occurred on March 31, 2011. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of income, expect to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements, the historical consolidated and combined financial statements and accompanying notes of Seahawk included in Exhibit 99.1 of this filing as well as the historical consolidated financial statements of Hercules Offshore, Inc. in their Annual Report on Form 10-K as of and for the year ended December 31, 2010, as Amended on Form 8-K as well as their quarterly report on Form 10-Q as of and for the period ended March 31, 2011, as Amended on Form 8-K.
The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles, and the regulations of the SEC. The acquisition accounting is dependent upon certain valuations that have yet to progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting will occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.
The unaudited pro forma condensed combined financial information does not reflect the effect of asset dispositions, if any, or revenue, cost or other operating synergies that may result from the acquisition.

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
As of March 31, 2011
(In thousands)

			Pro Forma		Pro Forma
	Hercules	Seahawk	Adjustments		Combined
ASSETS
Current Assets:
Cash and Cash Equivalents	$162,966	$2,742	$(27,742)	(A)(B)	$137,966
Restricted Cash	11,129	—	—		11,129
Accounts Receivable, Net	157,684	17,255	(2,094)	(A)	172,845
Prepaids	8,033	5,599	(5,599)	(A)	8,033
Current Deferred Tax Asset	8,488	—	—		8,488
Other	8,311	1,440	(1,440)	(A)	8,311

	356,611	27,036	(36,875)		346,772
Property and Equipment, Net	1,603,521	90,015	55,359	(C)	1,748,895
Equity Investment	18,254	—	—		18,254
Other Assets, Net	38,304	4	(4)	(A)	38,304

	$2,016,690	$117,055	$18,480		$2,152,225

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term Debt and Current Portion of Long-term Debt	$4,924	$18,114	$(18,114)	(A)	$4,924
Insurance Notes Payable	736	—	—		736
Accounts Payable	60,176	12,204	(1,997)	(A)	70,383
Accrued Liabilities	62,071	39,295	(37,957)	(A)(F)	63,409
Interest Payable	24,003	—	—		24,003
Taxes Payable	9,559	—	—		9,559
Other Current Liabilities	19,520	17,853	(17,853)	(A)	19,520

	180,989	87,466	(75,921)		192,534
Long-term Debt, Net of Current Portion	854,255	—	—		854,255
Other Liabilities	24,117	9,533	(9,533)	(A)	24,117
Deferred Income Taxes	118,294	—	—		118,294
Commitments and Contingencies
Stockholders’ Equity:
Common Stock	1,167	121	99	(D)(E)	1,387
Capital in Excess of Par Value	1,925,115	489,983	(364,875)	(D)(E)	2,050,223
Treasury Stock, at Cost	(50,671)	—	—		(50,671)
Retained Deficit	(1,036,576)	(470,048)	468,710	(D)(F)	(1,037,914)

	839,035	20,056	103,934		963,025

	$2,016,690	$117,055	$18,480		$2,152,225

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For The Three Months Ended March 31, 2011
(In thousands, except per share data)

			Pro Forma		Pro Forma
	Hercules	Seahawk	Adjustments		Combined
Revenue	$159,378	$25,232	$(59)	(BB)	$184,551
Costs and Expenses:
Operating Expenses	106,381	23,243	907	(AA)(BB)	130,531
Depreciation and Amortization	41,793	2,015	615	(CC)	44,423
General and Administrative	12,826	39,419	(40,879)	(BB)	11,366

	161,000	64,677	(39,357)		186,320

Operating Loss	(1,622)	(39,445)	39,298		(1,769)
Other Income (Expense):
Interest Expense	(18,506)	(1,196)	1,196	(BB)	(18,506)
Expense of Credit Agreement Fees	(455)	—	—		(455)
Equity in Losses of Equity Investment	(55)	—	—		(55)
Other, Net	316	(796)	796	(BB)	316

Loss Before Income Taxes	(20,322)	(41,437)	41,290		(20,469)
Income Tax Benefit (Provision)	6,679	(211)	(14,306)	(DD)	(7,838)

Loss from Continuing Operations	(13,643)	(41,648)	26,984		(28,307)
Loss from Discontinued Operations,
Net of Taxes	(576)	—	—		(576)

Net Loss	$(14,219)	$(41,648)	$26,984		$(28,883)

Basic Loss Per Share:
Loss from Continuing Operations	$(0.12)	$(3.38)	$—		$(0.21)
Loss from Discontinued Operations	—	—	—		—

Net Loss	$(0.12)	$(3.38)	$—		$(0.21)

Diluted Loss Per Share:
Loss from Continuing Operations	$(0.12)	$(3.38)	$—		$(0.21)
Loss from Discontinued Operations	—	—	—		—

Net Loss	$(0.12)	$(3.38)	$—		$(0.21)

Weighted Average Shares Outstanding:
Basic	114,906	12,321	9,744	(EE)	136,971
Diluted	114,906	12,321	9,744	(EE)	136,971

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For The Year Ended December 31, 2010
(In thousands, except per share data)

			Pro Forma		Pro Forma
	Hercules	Seahawk	Adjustments		Combined
Revenue	$624,827	$81,790	$(6,998)	(BB)	$699,619
Costs and Expenses:
Operating Expenses	403,829	118,865	(9,070)	(AA)(BB)	513,624
Impairment of Property and Equipment	122,717	338,179	—		460,896
Depreciation and Amortization	185,712	50,378	(39,858)	(CC)	196,232
General and Administrative	55,996	40,448	(40,448)	(BB)	55,996

	768,254	547,870	(89,376)		1,226,748

Operating Loss	(143,427)	(466,080)	82,378		(527,129)
Other Income (Expense):
Interest Expense	(80,482)	(2,403)	2,403	(BB)	(80,482)
Other, Net	3,876	(1,724)	1,724	(BB)	3,876

Loss Before Income Taxes	(220,033)	(470,207)	86,505		(603,735)
Income Tax Benefit	87,940	67,060	(27,437)	(DD)	127,563

Loss from Continuing Operations	(132,093)	(403,147)	59,068		(476,172)
Loss from Discontinued Operations, Net of Taxes	(2,501)	—	—		(2,501)

Net Loss	$(134,594)	$(403,147)	$59,068		$(478,673)

Basic Loss Per Share:
Loss from Continuing Operations	$(1.15)	$(33.98)	$—		$(3.48)
Loss from Discontinued Operations	(0.02)	—	—		(0.02)

Net Loss	$(1.17)	$(33.98)	$—		$(3.50)

Diluted Loss Per Share:
Loss from Continuing Operations	$(1.15)	$(33.98)	$—		$(3.48)
Loss from Discontinued Operations	(0.02)	—	—		(0.02)

Net Loss	$(1.17)	$(33.98)	$—		$(3.50)

Weighted Average Shares Outstanding:
Basic	114,753	11,863	10,202	(EE)	136,818
Diluted	114,753	11,863	10,202	(EE)	136,818

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
1. Description of Transaction
On April 27, 2011, Hercules acquired 20 jackup rigs located in the U.S. Gulf of Mexico and related assets, accounts receivable, accounts payable and certain contractual rights from Seahawk. The total consideration paid to Seahawk consists of approximately 22.1 million shares of Hercules common stock, net of a working capital adjustment and $25.0 million in cash.
2. Basis of Presentation
The acquisition is reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method of accounting. Under the acquisition method, the total purchase price described in Note 3 is measured at the closing date of the acquisition using the closing market price of Hercules common stock at that time. The assets and liabilities of Seahawk have been measured at fair value based on preliminary estimates using assumptions that Hercules management believes are reasonable utilizing information currently available. The final determination of fair value for certain assets and liabilities will be completed after the information necessary to complete the analysis is obtained. These amounts will be finalized as soon as practicable, but no later than one year from the acquisition date. Use of different estimates and judgments could yield materially different results.
The unaudited pro forma condensed combined financial information does not reflect the effect of asset dispositions, if any, or revenue, cost or other operating synergies that may result from the acquisition.
3. Calculation of Consideration Transferred
The following details the fair value of the consideration transferred to effect the acquisition of Seahawk.

(In thousands, except per share amounts)
Hercules shares of common stock issued, net of working capital adjustment	22,065
Hercules closing common stock share price on April 27, 2011	$5.68

Common stock equity consideration	$125,329
Cash paid	25,000

Total fair value of the consideration transferred	$150,329

4. Estimate of Assets Acquired and Liabilities Assumed
The following is a preliminary estimate of the assets acquired and liabilities assumed by Hercules in the acquisition as of April 27, 2011, reconciled to the total fair value of the consideration transferred (in thousands):

Estimated Fair
Value
Consideration paid	$150,329

Assets:
Accounts receivable	15,281
Property, plant and equipment, net	145,511

Total assets	$160,792

Liabilities:
Accounts payable	10,463

Total liabilities	$10,463

Net assets acquired	$150,329

5. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
(A)	Reflects the elimination of Seahawk assets and liabilities not acquired by Hercules.

(B)	To record the $25.0 million cash consideration paid by Hercules.

(C)	To adjust acquired property and equipment to an estimate of fair value.

(D)	Reflects an adjustment to eliminate Seahawk’s historical equity balances.

(E)	To record the 22.1 million shares of Hercules common stock, par value $0.01, at an assumed price of $5.68 issued to Seahawk.

(F)	Reflects an estimate of Hercules’ remaining merger-related transaction costs to be incurred, including legal and other professional fees. These amounts will be expensed as incurred and are not reflected in the unaudited pro forma condensed combined statement of operations because they will not have a continuing impact.
6. Adjustments to Unaudited Pro Forma Condensed Combined Income Statement
(AA)	Certain reclassifications have been made to Seahawk’s historical statement of operations to conform to Hercules’ presentation, primarily relating to (gain) loss on sales of assets.

(BB)	Reflects the elimination of Seahawk revenue and expenses associated with operations not acquired by Hercules.

(CC)	To record the net incremental depreciation expense based on the assigned fair values of Seahawk’s property, plant and equipment based on Hercules’ fixed asset policies. Net changes to depreciation expense for the pro forma period presented are the result of assuming depreciation on all assets as though they were acquired as of the beginning of the pro forma period presented.

(DD)	Represents the income tax effects of the pro forma adjustments at the applicable statutory rate (approximately 35.0% for Domestic operations).

(EE)	Pro Forma weighted average shares outstanding have been adjusted to reflect the 22.1 million shares of Hercules common stock issued and to eliminate Seahawk’s weighted average shares.